UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

May 8, 2020/May 5, 2020

(Date of Report/Date of earliest event reported)

DOMTAR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-33164	20-5901152
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

234 Kingsley Park Drive, Fort Mill, SC 29715

(Address and zip code of principal executive offices)

(803) 802-7500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act: Common Stock, Par Value $0.01 Per Share; Common stock traded on the New York Stock Exchange; trading symbol UFS.

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
☐	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01Entry Into a Material Definitive Agreement

New Credit Facility

On May 5, 2020, Domtar Corporation (the “Company”) entered into a Term Loan Agreement (the “Term Loan Agreement”), among the Company, as borrower, the lenders party thereto and CoBank, ACB, a farm credit bank, as agent. The Term Loan Agreement provides for a $300 million term loan that was drawn at closing. The Term Loan Agreement requires quarterly repayment of principal of $3 million and matures on May 5, 2025. The Company intends to use the proceeds of the Term Loan Agreement to repay other debt and to pay related fees and expenses.

Borrowings under the Term Loan Agreement are guaranteed by the significant domestic subsidiaries of the Company and bear interest, at the Company’s option, at a floating rate based on LIBOR or an alternate base rate (each as defined in the Term Loan Agreement) plus a spread, which is subject to annual adjustment based on the lender’s actual cost of funds compared to LIBOR.

Key Covenants

The Term Loan Agreement contains affirmative and negative covenants , as well as customary events of default, substantially consistent with the terms of the Company’s existing revolving credit agreement, including requirements for the Company to (a) maintain a consolidated cash interest coverage ratio, as defined in the Term Loan Agreement, of not less than 3.0 to 1, and (b) maintain a consolidated leverage ratio, as defined in the Term Loan Agreement, of not greater than 3.75 to 1 (or 4:00 to 1 following a qualifying material acquisition).

The above description of the Term Loan Agreement is not complete and is qualified in its entirety by reference to the full text of the Term Loan Agreement, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2020.

ITEM 2.02Results of Operations and Financial Condition

On May 8, 2020, Domtar Corporation issued a news release reporting earnings for the first quarter of 2020 and announced that it will be holding a webcast and a conference call to present its first quarter 2020 financial results on Friday, May 8, at 10:00 a.m. (ET). A copy of the news release is being furnished as Exhibit 99.1 to this Form 8-K.

ITEM 2.03Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information required by Item 2.03 contained in Item 1.01 above is incorporated by reference into this Item 2.03.

ITEM 9.01Financial Statements and Exhibits

(d) Exhibits

Exhibit 99.1: News release of Domtar Corporation, dated May 8, 2020

Exhibit 104: Cover Page Interactive Data File (embedded within the Inline XBRL document)

Exhibit Index

Exhibit No.	Exhibit
99.1	News Release of Domtar Corporation, dated May 8, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOMTAR CORPORATION
(Registrant)

By:	/s/ Razvan L. Theodoru
	Name:	Razvan L. Theodoru
	Title:	Vice-President, Corporate Law and Secretary

Date:	May 8, 2020

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